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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                Collection Period:                              1-Jun-98             30-Jun-98
                                                Distribution Date:                             15-Jul-98

                                                                                                                   Per $1,000 of
                                                                                                                     Original
Statement for Class A and Class B Certificateholders Pursuant                                                     Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                         Certificate Amount
                                                                                                                ------------------

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(i)    Principal Distribution
           Class A Certificate Amount                                                       $ 7,252,810.74        $  18.59664940
           Class B Certificate Amount                                                       $   341,755.48        $  18.59590162

(ii)   Interest Distribution
           Class A Certificate Amount                                                       $   525,056.96        $   1.34627809
           Class B Certificate Amount                                                       $    25,343.38        $   1.37900642

(iii)  Servicing Fee                                                                        $    88,677.69        $   0.21714274

(iv)   Class A Certificate Balance (after principal distributions)                          $94,371,116.49
       Class A Pool Factor (after principal distributions)                                       0.2419733
       Class B Certificate Balance (after principal distributions)                          $ 4,447,545.51
       Class B Pool Factor (after principal distributions)                                       0.2420038

(v)    Total Pool Balance (end of Collection Period)                                        $98,818,662.00

                                                                                            Current Period          Cumulative
                                                                                            --------------        --------------

(vi)   Defaulted Receivables                                                                $   248,522.86        $12,069,084.53
       Liquidation Proceeds                                                                     309,605.41          5,935,543.86
                                                                                            --------------        --------------
       Aggregate Net Losses                                                                 $   (61,082.55)       $ 6,133,540.67
                                                                                            ==============        ==============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                $         -
           Interest Portion                                                                 $         -

(viii) Class A Interest Carryover Shortfall                                                 $         -
       Class B Interest Carryover Shortfall                                                 $         -
       Class A Principal Carryover Shortfall                                                $         -
       Class B Principal Carryover Shortfall                                                $         -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                        $ 6,125,764.72

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                   $ 6,125,764.72
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